UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2022

GRANITE FALLS ENERGY, LLC
(Exact name of small business issuer as specified in its charter)

Minnesota	000-51277	41-1997390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15045 Highway 23 SE, Granite Falls, MN		56241-0216
(Address of principal executive offices)		(Zip Code)

(320) 564-3100
(Issuer's telephone number)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
None	NA	NA

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 - SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On June 17, 2022, Granite Falls Energy, LLC (the “Company”) held its 2022 Annual Meeting of Members (the “Annual Meeting”) for the purpose of electing three governors to its board of governors. Votes were solicited in person and by proxy.

Of the Company’s 30,606 units issued, outstanding and entitled to vote at the Annual Meeting, 17,619 units, or 57.57% of the total units, were present either in person or by proxy. As a result, a quorum was present to conduct business at the Annual Meeting.

There were three nominees for the three governor positions, incumbent Dean Buesing, incumbent Sherry Jean Larson, and incumbent Robin Spaude. The votes were as follows:

Name	Votes For	Votes Withheld/Abstaining
Dean Buesing	16,036	1,563
Sherry Jean Larson	15,405	1,509
Robin Spaude	15,473	1,441

As a result, Mr. Buesing, Ms. Larson and Mr. Spaude were elected governors of the Company to serve three-year terms expiring at the 2025 Annual Meeting or until a successor has been elected and qualified or such governor’s earlier death, resignation, or removal.

No other matters were voted upon at the Annual Meeting.

ITEM 8.01 - OTHER EVENTS

On June 17, 2022, the Board of Governors of the Company declared a cash distribution of $600.00 per membership unit to the holders of record of the Company’s units at the close of business on June 16, 2022, for a total distribution of $18,363,600. The Company expects to pay the distribution by the end of July 2022, subject to approval from the Company’s lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE FALLS ENERGY, LLC

Date: June 22, 2022	/s/ Stacie Schuler
Stacie Schuler, Chief Financial Officer